Exhibit 10.3

                            SUBORDINATION AGREEMENT
                                (ARTURO TORRES)

      THIS SUBORDINATION AGREEMENT ("Agreement") is dated effective as of June 20, 1996, and is by and among ARTURO TORRES ("Subordinate Creditor"), of Bexar County, Texas, PLAY BY PLAY TOYS & NOVELTIES, INC. ("Play By Play"), a Texas corporation, and CHEMICAL BANK, a New York banking corporation, as Agent (the "Agent") for the financial institutions (collectively the "Lenders") which are now or may hereafter become parties to that certain Credit Agreement dated as of June 20, 1996, by and among Play By Play, Ace Novelty Acquisition Co., Inc. ("Ace"), a Texas corporation, Newco Novelty, Inc. ("Newco"), a Texas corporation, Agent and Lenders (said Credit Agreement, as amended, extended, supplemented and restated from time to time, being hereinafter referred to as the "Credit Agreement").

RECITALS:

      1. Reference is hereby made to that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of May 1, 1996, executed by and among Subordinate Creditor, Borrowers, Specialty Manufacturing Ltd., a British Columbia, Canada corporation, Acme Acquisition Corp., a Washington corporation, Benjamin H. Mayers, Lois E. Mayers, Ronald S. Mayers, Karen Gamoran and Beth Weisfield. In connection with consummating the transactions contemplated by the Asset Purchase Agreement, (a) Subordinate Creditor has advanced and loaned to Play By Play the amount of $3,000,000 and (b) Play By Play has executed and delivered to Subordinate Creditor a promissory note of even date herewith (which, as it may have been or may be renewed, extended, modified or rearranged with the prior written consent of Agent, is called the "Subordinate Note") in the original principal sum of $3,000,000 in order to evidence Ace's repayment obligations to Subordinate Creditor with respect to such loan (a copy of the Subordinate Note being attached hereto as EXHIBIT A). The Asset Purchase Agreement, the Subordinate Note, and all other documents and instruments now or hereafter executed in connection with the Asset Purchase Agreement are sometimes hereinafter collectively referred to as the "Asset Purchase Documents."

      2. Lenders have agreed, subject to the terms and conditions of the Credit Agreement, to make certain loans to Borrowers (as defined in the Credit Agreement), including without limitation, Ace, Play By Play and Newco, as evidenced by various promissory notes (which, as they may hereafter be renewed, extended, rearranged or replaced, being herein collectively called "Senior Notes") now or hereafter executed by Borrowers, payable to the order of the applicable Lenders. Pursuant to the terms of the Credit Agreement, Borrowers shall also incur certain other indebtedness and become responsible for the performance of certain other obligations to Agent and Lenders in accordance with the terms thereof.

      3. As a condition to their advancing funds or otherwise extending credit to Borrowers under the Credit Agreement, Agent and Lenders have required Ace, Play By Play and Subordinate Creditor to execute and deliver this Agreement to Agent for the benefit of Lenders.

AGREEMENTS:

      In consideration of the premises and the mutual agreements herein set forth, Ace, Play By Play, Subordinate Creditor and Agent hereby agree as follows:

      1. As used in this Agreement, the following terms shall have the respective meanings indicated:

            (a) SENIOR INDEBTEDNESS shall mean (a) all indebtedness and obligations of any and all Borrowers and Guarantors (as defined in the Credit Agreement) incurred under the terms of the Credit Agreement and all other documents executed or delivered to Agent or any of the Lenders in connection therewith, including without limitation, the indebtedness evidenced by the Senior Notes and any and all Applications (as defined in the Credit Agreement), and (b) all renewals, extensions, rearrangements, refundings and modifications of any and all of such indebtedness and obligations. The Senior Indebtedness shall include amounts accruing subsequent to the filing by any Borrower, any Guarantor or any other obligors under the Credit Agreement of any bankruptcy, receivership, insolvency or like petition. Without limiting the generality of the foregoing, Senior Indebtedness shall include all obligations for fees, for enforcement and collection costs, to indemnify, to reimburse for expenses and to reimburse for protective advances (whether for the payment of taxes, insurance premiums, the preservation or protection of property or the title thereto or for any other reason) arising under or incurred pursuant to the Credit Agreement or any other documents executed or delivered to Agent or any of the Lenders in connection therewith.

            (b) SUBORDINATED INDEBTEDNESS shall mean all indebtedness evidenced by the Subordinate Note, including without limitation, all interest, principal, fees and premiums, if any, and all renewals, extensions, increases, rearrangements, refundings and modifications of the Subordinate Note consented to in writing by Agent and the Required Lenders (as defined in the Credit Agreement).

      2. Unless and until all Senior Indebtedness shall have been fully paid and satisfied in cash and the obligation of Lenders to make any further extensions of credit to any Borrower or any other party under the Credit Agreement shall have ceased and terminated, Subordinate Creditor will not (except as otherwise provided in SECTIONS 3 and 4 hereof) do any of the following without the prior written consent of Agent: (a) ask, demand, sue for, take or receive, or retain, from any Borrower or any other person or entity, by setoff or in any other manner, payment of all or any part of the Subordinated Indebtedness; (b) forgive, cancel or discharge, or permit to be converted into any evidence of equity or ownership, any of the Subordinated Indebtedness; (c) ask, demand or receive any security for the Subordinated Indebtedness; (d) amend or modify the Subordinate Note, the Guaranty or any other document now or hereafter existing in connection with the Subordinated Indebtedness, except with the prior written consent of Agent and Required Lenders; or (e) declare the Subordinated Indebtedness due and payable by reason of any default or for any other reason, or bring or join with

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any creditor in bringing any proceeding against any Borrower or any Guarantor under any bankruptcy, reorganization, readjustment or arrangement of debt, suspension of payments, receivership, liquidation or insolvency or similar law or statute now or hereafter in effect ("Proceedings"). Subordinate Creditor hereby directs Play By Play and all other Borrowers to make, and Play By Play hereby agrees to make, such prior payment of the Senior Indebtedness to Agent for the ratable benefit of the Lenders.

      3. Notwithstanding any provisions to the contrary contained in this Agreement, Play By Play may pay, and Subordinate Creditor may accept and apply, regularly scheduled payments of accrued interest only (but not principal) on the Subordinated Indebtedness evidenced by the Subordinate Note attached hereto as EXHIBIT A, as it may be renewed, extended or modified with the prior written consent of Agent and the Required Lenders, so long as no Default or Event of Default shall have occurred under the Credit Agreement (after giving effect to such regularly scheduled interest payment or payments) which has not been cured to the reasonable satisfaction of Agent and the Required Lenders at the time of the applicable regularly scheduled payment of interest. Agent acknowledges and agrees that if any regularly scheduled payment of interest on the Subordinated Indebtedness was not paid by Play By Play to Subordinate Creditor when due or when otherwise allowed hereby as a result of the occurrence of any Default or Event of Default at the time such regularly scheduled payment of interest was originally due, Play By Play shall thereafter be entitled to promptly pay to Subordinate Creditor any such regularly scheduled payments of interest then owing on the Subordinated Indebtedness once such Default or Event of Default has been cured to the reasonable satisfaction of Agent and the Required Lenders and no other Defaults or Events of Default have occurred which are then continuing.

      4. Notwithstanding any provisions to the contrary contained in this Agreement, at any time after Agent and Lenders have (i) received from Borrowers the Monthly Unaudited Financial Statements for the month ending November 30, 1996 pursuant to SECTION 6.3(B) of the Credit Agreement, and (ii) had five (5) business days to review such Monthly Unaudited Financial Statements to reasonably confirm compliance with subparagraph (a) below, Play By Play may prepay, and Subordinate Creditor may demand, accept and apply, any full or partial prepayments of principal and accrued interest on the Subordinated Indebtedness, so long as all of the following conditions have been fully satisfied at the time of such prepayment or prepayments (after giving effect to such prepayment or prepayments):

            (a) No Default or Event of Default shall have occurred under the Credit Agreement, including without limitation, any violation of SECTION 6.3 and SECTIONS 7.12 through 7.16 thereof, which has not been cured to the reasonable satisfaction of Agent and the Required Lenders;

            (b) Availability (as defined in the Credit Agreement) as of the date of such prepayment or prepayments, calculated after giving effect to such prepayment or prepayments, shall be greater than or equal to the level of projected Availability set forth for the end of the calendar month in which such prepayment is being made according to Borrowers' financial projections attached hereto as EXHIBIT B;

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            (c) The ratio of (i) the sum of accounts payable and documentary
Letters of Credit (as defined in the Credit Agreement) then outstanding to (ii) inventory for Borrowers and their Subsidiaries (as defined in the Credit Agreement), on a consolidated basis, as of the end of the calendar month ending immediately prior to the date of such prepayment or prepayments (as determined on the basis of accounts payable agings, Letters of Credit status reports and inventory designations for the Borrowers and their Subsidiaries, on a consolidated basis, as of the end of the calendar month ending immediately prior to the date of such prepayment or prepayments) shall not exceed by more than four percent (4%) the projected ratio of (i) the sum of accounts payable and documentary Letters of Credit then outstanding to (ii) inventory for Borrowers and their Subsidiaries, on a consolidated basis, as determined by reference to Borrowers' financial projections attached hereto as EXHIBIT B;

            (d) The amount of such prepayment shall be in a minimum amount of $500,000.00 or the outstanding principal balance of the Subordinated Indebtedness, whichever is less; and

            (e) Contemporaneously with the receipt of such prepayment or prepayments by Subordinate Creditor, written notice confirming the amount and receipt of such prepayment or prepayments is provided to Agent by Subordinate Creditor.

With respect to Borrowers' delivery of accounts payable agings and inventory reports for calendar months ending as of or after November 30, 1996, the parties hereto acknowledge and agree that Play By Play may not pay, and Subordinate Creditor may not accept and apply, any prepayments in accordance with the terms of this SECTION 4 unless and until Agent and Lenders have received from Borrowers at the time of the proposed prepayment or prepayments accounts payable agings and inventory reports for the end of the immediately preceding calendar month as of the date of such proposed prepayment or prepayments AND Agent and Lenders have had three (3) business days to review such accounts payable agings and inventory reports to reasonably confirm compliance with subparagraph (c) above.

      5. (a) Upon any distribution of the assets of any Borrower or any Guarantor in connection with any dissolution, winding up, liquidation or reorganization of such Borrower or such Guarantor (whether in Proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such Borrower or such Guarantor, or otherwise), Agent shall first be entitled to receive, for the ratable benefit of Lenders, full payment in cash of all Senior Indebtedness before Subordinate Creditor shall be entitled to receive any payment in respect of the Subordinated Indebtedness. Upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of any Borrower or any Guarantor of any kind or character, whether in cash, property or securities, to which Subordinate Creditor would be entitled except for the provisions of this Agreement (including any such payment or distribution which may be payable or deliverable by virtue of the provisions of any securities which are subordinated as junior in right of payment to the Subordinated Indebtedness) shall be made by the liquidating trustee or agent or other persons making such payment or distribution (whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise) (a "Paying Party"), or if received by Subordinate Creditor, by Subordinate Creditor, directly to Agent, to the extent

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necessary to fully pay in cash the Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to Agent. Subordinate Creditor hereby authorizes and directs each Paying Party to pay over to Agent upon demand by Agent, all such payments or distributions without the necessity of any inquiry as to the status or balance of the Senior Indebtedness, and without further notice to or consent of Subordinate Creditor. In furtherance of the foregoing, but not by way of limitation thereof, in the event any Borrower or any Guarantor is subject to any Proceeding, with the result that such Borrower or such Guarantor is excused from the obligation to pay all or part of the interest otherwise payable in respect of the Senior Indebtedness during the period subsequent to the commencement of any such Proceeding, Subordinate Creditor agrees that all or such part of such interest, as the case may be, shall be payable out of, and to that extent diminish and be at the expense of, reorganization dividends or distributions in respect of the Subordinated Indebtedness.

            (b) Subordinate Creditor hereby irrevocably authorizes and empowers Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, to execute, sign, endorse, transfer and deliver any and all receipts and instruments, and to file claims and take such other proceedings, all in the name of Subordinate Creditor, or otherwise, as Agent may deem necessary or advisable for the enforcement of this Agreement, but Agent has no obligation to do so.

            (c) In the event any payment or distribution of assets of any Borrower or any Guarantor of any kind or character, whether in cash, property or securities, and whether or not pursuant to any dissolution, winding up, liquidation or reorganization, not permitted by or in accordance with the provisions of this Agreement shall be received by Subordinate Creditor, such payment or distribution to Subordinate Creditor shall not be commingled with other funds and shall be held in trust for the benefit of, and shall be paid over or delivered to, Agent, or to its representative, in precisely the form received (except for the endorsement or assignment of Subordinate Creditor where necessary). In the event of any failure by Subordinate Creditor to make any such endorsement or assignment, Agent is hereby irrevocably authorized to make same.

            (d) Notwithstanding the terms and provisions of this Agreement, Subordinate Creditor shall not be entitled to be subrogated to any of the rights of Agent or any Lender against any Borrower, any Guarantor or any other person or entity or with respect to any collateral security or rights of offset held by Agent or any Lender for the payment of the Senior Indebtedness unless and until the Senior Indebtedness has been fully paid and satisfied in cash and the obligation of Lenders to make any further extensions of credit under the Credit Agreement to Borrowers or any other person or entity shall have ceased and terminated. Once the Senior Indebtedness has been fully and finally paid in cash and Lenders have no further obligation to make any additional extensions of credit under the Credit Agreement to Borrowers or any other person or entity, Subordinate Creditor shall be subrogated to the rights of Agent or any Lender against any Borrower, any Guarantor or any other person or entity or with respect to any collateral security as a result of any payment by Subordinate Creditor of all or any portion of the Senior Indebtedness.

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            (e) The provisions of this Agreement are solely for the purpose of defining the relative rights of Subordinate Creditor, Lenders and Agent, and are solely for the benefit of Agent and Lenders and may not be relied upon or enforced by any party other than Agent and Lenders, and nothing contained in this Agreement is intended to or shall impair the obligations of Ace and Play By Play, which are unconditional and absolute, to pay to Subordinate Creditor the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of Subordinate Creditor and creditors of Borrowers or Guarantors other than Agent and Lenders.

            (f) Agent (and if required by SECTION 10.11 of the Credit Agreement, Lenders) may, at any time and from time to time, without the consent of or notice to Subordinate Creditor, and without impairing or releasing the obligations of Subordinate Creditor hereunder (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew, increase or alter, the Senior Indebtedness or the security therefor, or otherwise amend in any manner the Credit Agreement or any document executed in connection therewith; (ii) exercise or refrain from exercising any rights against Borrowers and Guarantors; (iii) apply any sums by whomsoever paid or however realized to the Senior Indebtedness; (iv) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property whatsoever and by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Indebtedness; (v) release anyone liable in any manner for the payment or collection of any Senior Indebtedness; and (vi) settle or compromise all or any part of the Senior Indebtedness, and subordinate the payment of any part of the Senior Indebtedness to the payment of any other indebtedness (including any other part of the Senior Indebtedness). No invalidity, irregularity or unenforceability of all or any part of the Senior Indebtedness or of any collateral security shall affect, impair or be a defense to this Agreement.

      6. Subordinate Creditor represents and warrants that no liens, security interests or assignments exist to secure any Subordinated Indebtedness, and Subordinate Creditor agrees that no liens, security interests or assignments will arise or will be taken in the future to secure any Subordinated Indebtedness.

      7. Subordinate Creditor, its successors or assigns or any other legal holder of the Subordinated Indebtedness shall not acquire by subrogation, contract or otherwise with respect to any Subordinated Indebtedness any lien upon or other estate, right or interest in any property (including but not limited to any which may arise in respect to real estate taxes, assessments or other governmental charges) which is or may be prior in right to any collateral security for the Senior Indebtedness or any renewal, extension, refinancing, consolidation, modification or supplement thereof.

      8. Subordinate Creditor represents to Agent that the Subordinated Indebtedness is in good standing and in full force and effect and no breaches or defaults exist thereunder which have not been cured or waived, and that the outstanding principal balance of the Subordinate Note on this date is $3,000,000.

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      9. This Agreement extends to and covers all amounts due on the Senior
Indebtedness both before and after the filing of any Proceeding by or against any Borrower or any Guarantor, and Agent and Lenders shall be entitled to amounts accruing on the Senior Indebtedness from the date of filing of said Proceeding to the date of full and final payment in cash of the Senior Indebtedness.

      10. No part of the Subordinated Indebtedness or any instrument evidencing the same has been heretofore transferred or assigned, and Subordinate Creditor will not transfer or assign any part of the Subordinated Indebtedness nor any instrument evidencing the same while the Senior Indebtedness remains unpaid, unless such transfer or assignment is made subject to the provisions of this Agreement. Any instrument evidencing the Subordinated Indebtedness will contain provisions referring specifically to this Agreement.

      11. In the event of a breach by any party hereto of any of the provisions of this Agreement, or in the event any representation or warranty contained herein or furnished to Agent by any party hereto shall prove to have been false when made, Agent shall have all rights provided to it under law or equity, including without limitation, the right to sue the breaching party or parties to recover damages suffered by Agent as a result of such breach, and the right to obtain injunctive relief.

      12. Subordinate Creditor shall stamp or type in a conspicuous place on the Subordinate Note and any other instrument evidencing any of the Subordinated Indebtedness the following notation:

            The payment of the indebtedness evidenced hereby has been subordinated to the payment of certain indebtedness owing to Chemical Bank, Agent, pursuant to the terms of that certain Subordination Agreement dated effective June 20, 1996, between Play By Play Toys & Novelties, Inc., Arturo Torres and Chemical
            Bank, Agent.

Subordinate Creditor also hereby agrees to hereafter supplement or modify any such notation previously stamped or typed upon any instrument evidencing any of the Subordinated Indebtedness in order to properly reflect any subsequent modification of this Agreement pursuant to a written agreement by Subordinate Creditor and Agent, and consented to in writing by the Required Lenders.

      13. This Agreement is a continuing one, and all Senior Indebtedness to which it applies or may apply under the terms hereof shall conclusively be presumed to have been created in reliance hereon.

      14. Ace and Play By Play hereby jointly and severally agree to pay upon demand all attorneys' fees and expenses reasonably incurred by Agent in connection with the enforcement of its rights under this Agreement.

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      15. Subordinate Creditor, and Play By Play agree that, if at any time all or any part of any payment previously applied by Agent to the Senior Indebtedness is or must be returned by Agent or any Lender--or recovered from Agent or any Lender--for any reason (including the order of any bankruptcy court), this Agreement shall automatically be reinstated to the same effect, as if the prior application had not been made, and, in addition, Ace and Play By Play hereby jointly and severally agree to indemnify Agent and Lenders against, and to save and hold Agent and the Lenders harmless from any required return by Agent or any Lender--or recovery from Agent or any Lender--of any such payments because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

      16. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties at the following addresses (and if so given, shall be deemed given when mailed):

      If to Subordinate Creditor:

            Arturo Torres
            R.R. 1, Box 112T
            Karnes City, Texas 78118

      If to Borrowers:

            Ace Novelty Acquisition Co., Inc.
            4400 Tejasco
            San Antonio, Texas  78218
            Attention: Mr. Mark A. Gawlik

            Play By Play Toys & Novelties, Inc.
            4400 Tejasco
            San Antonio, Texas  78218
            Attention: Mr. Mark A. Gawlik

      If to Agent:

            Chemical Bank
            633 Third Avenue, Seventh Floor
            New York, New York  10017
            Attention: Credit Deputy

Subordinate Creditor's, Ace's, Play By Play's and Agent's respective addresses for notice may be changed at any time and from time to time, but only after ten
(10) days' advance written notice of such address change has been given to the other parties hereto, and each such party's address for notice shall be the most recent such address furnished in writing by such party. Actual notice, however and from whomever given or received, shall always be effective when received.

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      17. This Agreement shall not be changed orally but shall be changed only by agreement in writing signed by Subordinate Creditor and Agent (without any necessity for notice to or consent by Play By Play and Ace, which are expressly WAIVED by Play By Play and Ace), with any such amendment to be consented to in writing by the Required Lenders to be effective. No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Agreement.

      18. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and this Agreement shall be liberally construed so as to carry out the intent of the parties to it.

      19. This Agreement (a) shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns; (b) may be modified or amended only by a writing and signed by each party hereto; (c) may be executed in several counterparts, and by the parties hereto on separate counterparts and each counterpart when so executed and delivered shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (d) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

      20. EXCEPT AS PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

      21. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF) AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

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      EXECUTED as of the date first above written.


"SUBORDINATE CREDITOR":

                                /s/ ARTURO TORRES
                                    ARTURO TORRES


"PLAY BY PLAY":                 PLAY BY PLAY TOYS & NOVELTIES, INC.,
                                a Texas corporation

                                By: /s/ MARK A. GAWLIK
                                Name:   MARK A. GAWLIK
                                Title:  PRESIDENT

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"AGENT":                            CHEMICAL BANK, AGENT

                                    By:   /s/ WINSTON CHANG
                                    Name:   WINSTON CHANG
                                    Title:   VICE PRESIDENT

EXHIBIT A - Instrument Evidencing Subordinated Indebtedness

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                                    EXHIBIT A


                                 PROMISSORY NOTE


June 20, 1996                                                       $3,000,000
San Antonio, Texas

      FOR VALUE RECEIVED, Play by Play Toy & Novelties, Inc., a Texas corporation ("Maker"), promises to pay to the order of Arturo G. Torres the sum of Three Million Dollars ($3,000,000), with interest thereon from the date hereof until paid at a per annum rate equal to the lesser of (x) the Alternate Base Rate (as defined in that certain Credit Agreement of even date herewith (the "Credit Agreement") among the Company, Ace Novelty Acquisition Co., Inc., a Texas corporation, Newco Novelty, Inc., a Texas corporation, each of the financial institutions which is a signatory thereto (collectively, the "Lenders") and Chemical Bank, as agent ("Chemical")) and (y) the maximum rate of nonusurious interest which, under applicable law, may be charged, collected or received by Lender from time to time with respect to the Loan (the "Maximum Lawful Rate"). Said interest shall be payable monthly in arrears with principal payable upon demand or, if no demand is sooner made, on June 21, 1998. Any amount of principal and, to the extent permitted by applicable law, interest that is not paid on the day when the same first became due and payable shall bear interest, payable on demand, at a per annum rate equal to the lesser of (x) the Alternate Base Rate plus two percent (2%) and (y) the Maximum Lawful Rate.

      No liability shall arise against any holder or holders hereof from any act, or the omission of any act, pertaining to the collection of, or failure to collect, any collateral which said holder or holders may hold to secure this obligation.

      No act or omission of any kind on the part of the holder hereof shall in any way whatsoever affect or impair this Promissory Note. This Promissory Note shall extend to, and be binding upon Maker and its respective heirs, personal representatives, successors and permitted assigns. Maker shall have the privilege of prepaying this Promissory Note at any time, in whole or in part without premium or other penalty.

      Maker hereby waives demand for payment, presentment, notice of presentment, notice of acceleration, notice of intent to accelerate, protest, notice of protest, and notice of dishonor, and hereby consents to any renewal or extension of time of payment of this Promissory Note, without notice, and without affecting or releasing the liability of Maker.

      Maker hereby agrees to pay all reasonable fees and expenses (including, without limitation, attorneys' fees) incurred by any holder of this Promissory
Note in connection with any proceedings to enforce this Promissory Note or collect the indebtedness evidenced hereby.

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      This Promissory Note shall be governed by and construed in accordance with the internal laws of the State of Texas.

      The payment of the indebtedness evidenced hereby has been subordinated to the payment of certain indebtedness owing to Chemical Bank, Agent, pursuant to the terms of that certain Subordination Agreement dated effective June 20, 1996, between Play By Play Toys & Novelties, Inc., Arturo Torres and Chemical Bank, Agent.

      IN WITNESS WHEREOF, this Promissory Note has been duly executed this 20th day of June, 1996.


PLAY BY PLAY TOYS & NOVELTIES, INC.



By ___________________
      Mark A. Gawlik
      President

Attest:



By ___________________
      Joe Guerra
      Secretary

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